WACHOVIA CORPORATION
                       RATIO OF EARNINGS TO FIXED CHARGES             EXHIBIT 12


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
                                                        Six Months          Year
                                                          Ended             Ended
                                                         June 30,        December 31,
(A) Excluding interest on deposits                         2000              1999
Earnings:                                       -----------------   -----------------
  Income before income taxes                             $583,902          $1,542,373
  Less capitalized interest                                     0                (160)
  Fixed charges                                           541,646             957,002
                                                 -----------------   -----------------
    Earnings as adjusted                               $1,125,548          $2,499,215
                                                 =================   =================
Fixed charges:
  Interest on purchased and other
   short term borrowed funds                             $255,523            $457,161
  Interest on long-term debt                              272,161             474,378
  Portion of rents representative of the
   interest factor (1/3) of rental expense                 13,962              25,463
                                                 -----------------   -----------------
    Fixed charges                                        $541,646            $957,002
                                                 =================   =================


Ratio of earnings to fixed charges                           2.08 X              2.61 X

(B) Including interest on deposits:
  Adjusted earnings from (A) above                     $1,125,548          $2,499,215
  Add interest on deposits                                783,906           1,265,195
                                                 -----------------   -----------------
Earnings as adjusted                                   $1,909,454          $3,764,410
                                                 =================   =================

Fixed charges:
  Fixed charges from (A) above                           $541,646            $957,002
  Interest on deposits                                    783,906           1,265,195
                                                 -----------------   -----------------
Adjusted fixed charges                                 $1,325,552          $2,222,197
                                                 =================   =================

Adjusted earnings to adjusted fixed                          1.44 X              1.69 X
 charges
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